Compensation Program for Non-Employee Directors of Trupanion, Inc.

(As amended through November 8, 2024)

1.Purpose. This Compensation Program for Non-Employee Directors (this “Plan”) is intended to attract highly-qualified individuals to serve as a members of the board of directors (the “Board”) of Trupanion, Inc. (the “Company”) who are not officers or employees of the Company or of any of its subsidiaries or affiliates (each, a “Non-Employee Director”) and to provide Non-Employee Directors with incentives and rewards that motivate superior oversight and protection of the Company’s business.

2.Administration. This Plan shall be administered by the compensation committee of the Board (the “Committee”) which shall have the authority to construe and interpret this Plan, prescribe, amend and rescind rules relating to this Plan’s administration and take any other actions necessary or desirable for the administration of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in this Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering this Plan shall be borne by the Company.

3.Eligibility. Each Non-Employee Director shall be eligible to receive the compensation provided hereunder. Directors who are also employees of the Company or any of its subsidiaries or affiliates do not receive additional compensation for service as a director and shall not be eligible to participate in this Plan.

4.Compensation.
4.1. Standard Compensation.
4.1.1.Board Member Annual Retainer. Beginning in 2025, each Non-Employee Director who is elected or appointed to the Board and is serving on the Board as of the regular meeting of the Board immediately prior to the annual meeting of Company stockholders at which Non-Employee Directors are to be elected to the Board (the “Stockholder Meeting”) and each anniversary thereafter (each, the “Reference Date”) shall receive an annual retainer in the amount of $150,000 (the “Annual Retainer”) in connection with such meeting of the Board. A Non-Employee Director who is appointed or elected to the Board after the Reference Date shall receive a pro-rated portion of the Annual Retainer for the year in which such Non-Employee Director was elected or appointed based on the number of complete days of the year during which the Non-Employee Director serves as a member of the Board, unless otherwise determined by the Committee.

4.1.2.Board Chair Annual Retainer. Each Non-Employee Director who is elected or appointed to the Board and serves as the chairperson of the Board (the “Chair”) as of the Reference Date shall receive an additional annual retainer in the amount of $50,000 (the “Chair Retainer”). A Non-Employee Director who is appointed as the Chair after the Reference Date shall receive a pro-rated portion of the Chair Retainer for the year in which such Non-Employee Director was serving as the Chair based on the number of complete days of the year during which the Non-Employee Director serves as the Chair, unless otherwise determined by the Committee.

4.1.3.Lead Independent Director Retainer. Each Non-Employee Director who is elected or appointed to the Board and serves as the lead independent director of the Board (the “LID”) as of the Reference Date shall receive an additional annual retainer in the amount of $50,000 (the “LID Retainer”). A Non-Employee Director who is appointed as the LID after the Reference Date shall receive a pro-rated portion of the LID Retainer for the year in which such Non-Employee Director was serving as the LID based on the number of complete days of the year during which the Non-Employee Director serves as the LID, unless otherwise determined by the Committee.

4.1.4.Committee Chair Annual Retainer. Each Non-Employee Director who is appointed to serve as a chairperson (each a “Committee Chair”) of a committee of the Board (each a “Committee”) and is serving as a Committee Chair on such a Committee as of the Reference Date shall receive the annual compensation below (each, the “Annual Committee Chair Retainer” and together with the Annual Retainer, Chair Retainer, and LID Retainer, the “Director Compensation”).
4.1.4.1. The Committee Chair of the audit committee of the Board shall be paid an Annual Committee Chair Retainer of $50,000;

4.1.4.2. The Committee Chair of the compensation committee of the Board shall be paid an Annual Committee Chair Retainer of $50,000; and

4.1.4.3. The Committee Chair of the nominating and corporate governance committee of the Board shall be paid an Annual Committee Chair Retainer of $50,000.

4.1.5.A Non-Employee Director who is appointed as a Committee Chair after the Reference Date shall receive a pro-rated portion of the Annual Committee Chair Retainer for the year in which such Non-Employee Director was serving as a Committee Chair based on the number of complete days of the year during which the Non-Employee Director serves as a Committee Chair, unless otherwise determined by the Committee.

4.2. Limitation on Total Director Compensation. Notwithstanding anything to the contrary set forth herein, in no event shall a Non-Employee Director receive more than $200,000 in Director Compensation each year.

4.3. Form of Payment of Director Compensation.
4.3.1.Unless a Non-Employee Director elects otherwise in accordance with this Plan, Director Compensation will be paid in the form of options (“Options”) to purchase shares of common stock of the Company (“Common Stock”) or restricted stock units settled in Common Stock (“RSUs”, and together with Options, “Awards”), as determined below, issued in accordance with the Company’s 2024 Equity Incentive Plan or its successor (the “2024 Plan”). Unless otherwise determined by the Committee, any Awards issued pursuant to this Plan will be approved on an annual basis at the first meeting of the Board following the Reference Date and will be granted in the next open trading window.

4.3.2.On an annual basis, at the first meeting of the Board following the Reference Date, the Board will determine whether the Awards will be in the form of Options or RSUs unless otherwise determined by the Committee.

4.3.3.In the event the Board determines that Awards shall be granted in the form of Options, the number of shares of Common Stock underlying such Options to be granted shall be determined by dividing the Director Compensation by the value of each Option calculated using the Black-Scholes valuation method as of the first day of the respective open trading window for which the grant will be made (the foregoing calculation, the “Option Calculation”); provided, a Non-Employee Director appointed to the Board, as the Chair, as the LID, or as a Committee Chair following the Reference Date shall receive an Option to purchase shares of Common Stock representing the number of shares of Common Stock determined using the Option Calculation based on the applicable pro-rated Director Compensation. Any Options granted pursuant to this Plan shall be governed by the 2024 Plan and related documents and shall have an exercise price not less than the fair market value of the Common Stock as of the date of grant.

4.3.4.In the event the Board determines that the Awards shall be granted in the form of RSUs, the number of shares of Common Stock underlying such RSUs shall be determined by dividing the Director Compensation by the lesser of (i) by the volume-weighted average price of the Common Stock on the NASDAQ Stock Market as measured between the closing price on the last day before the regularly scheduled trading window opens for the prior quarter and the last day before the regularly scheduled trading window opens for the quarter in which the Awards are granted and (ii) the then-most current calculation of the intrinsic value of a share of Common Stock, as determined by the Company; provided, a Non-Employee Director appointed to the Board, as the Chair, as the LID or as a Committee Chair following the Reference Date shall receive that number of RSUs determined by dividing the applicable pro-rated Director Compensation by (i) or (ii) above, as applicable. Any RSUs granted pursuant to this Plan shall be governed by the 2024 Plan and related documents.
4.3.5.Notwithstanding anything to the contrary set forth herein, each Non-Employee Director may elect (each, an “Election”) to receive either 50% or 100% of his or her Director Compensation in cash; provided, that a 100% cash election may only be made by a director who holds at least the minimum amount of equity required under the Company’s stock ownership guidelines (without regard to the five-year transition relief). Any Election must be made by submitting the form attached hereto as Exhibit A to the Committee and Company’s General Counsel prior to December 31 of each year unless otherwise determined by the Committee. Once a Non-Employee Director makes an Election, such Election may not be changed. In the absence of an Election, Director Compensation will be issued entirely in the form of Awards as described in this Plan. A Non-Employee Director may not make an Election during a Company blackout period or when the Non-Employee Director is otherwise in possession of material non-public information and any Election must comply with all rules established from time to time by the Board, including any insider trading policy or similar policy.

4.3.6.Awards shall vest as to 1/4 of the total shares underlying the Award on the twenty-second day of the month of the quarterly open trading window immediately following the Stockholder Meeting (the “Open Trading Window”) and 1/4 of the total shares underlying the Award shall vest on the twenty-second day of the month of each subsequent Open Trading Window until the Award is fully vested, subject to the Non-Employee Director’s provision of service to the Company on each vesting date. Notwithstanding the foregoing, in the event a Non-Employee Director resigns from the Board or declines to stand for reelection, in both cases in connection with the Stockholder Meeting, 1/4th of such Non-Employee Director’s Director Compensation shall vest and/or be paid (as applicable) on or about the date of the Stockholder Meeting. Any unvested Awards will be forfeited.

4.3.7.In the event a Non-Employee Director makes an Election to receive a portion his or her Director Compensation in the form of cash, such cash shall be paid in the same manner as set forth in Section 4.3.6.

4.3.8.In the event the Board determines that the Awards shall be granted in the form of RSUs, a Non-Employee Director may elect to defer settlement of such RSUs until such Non-Employee Director is no longer providing services to the Company. Any such election must be made by submitting the form attached hereto as Exhibit B to the Committee and Company’s General Counsel prior to December 31 of each year unless otherwise determined by the Committee.

4.3.9.Notwithstanding anything to the contrary set forth herein, for the fiscal year ending December 31, 2025 (the “Stub Year”), each Non-Employee Director who is elected or appointed to the Board and is serving on the Board as of January 1, 2025 shall receive a prorated portion of such Non-Employee Director’s Director Compensation in the first quarter of the Stub Year for that portion of the Stub Year prior to the meeting of the Board immediately prior to the annual meeting of Company stockholders held in the Stub Year (the “Interim Payment”). Awards made for the Interim Payment shall vest as to 50% of the total shares underlying the Award on the twenty-second day of the month of the next Open Trading Window and 50% of the total shares underlying the Interim Payment Award shall vest on the twenty-second day of the month of the subsequent Open Trading Window, subject to the Non-Employee Director’s provision of service to the Company on each vesting date.

5. Other. To the extent a Non-Employee Director is also a consultant to the Company in a capacity unrelated to Board service, such Non-Employee Director’s compensation under the applicable consulting agreement will be separate from and in addition to such Non-Employee Director’s compensation under this Plan.

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Exhibit A

Election Form

Trupanion, Inc.

Compensation Program for Non-Employee Directors

Election Form

This Election Form is being delivered pursuant to the Compensation Program for Non-Employee Directors, as amended from time to time.

Instructions: You will DEFAULT to 100% of the Award Value being paid in equity UNLESS you elect otherwise by returning this election form. You do not need to complete and return this election form unless you wish to receive cash during the upcoming year. To elect to receive cash in lieu of equity, select a box below, date, and sign. Return the signed form to the Company’s Compensation Committee Chairperson and Company’s General Counsel by December 31st.

□ COMBINATION EQUITY/CASH ELECTION: 50% of the Award Value in the form of stock options or restricted stock units, and 50% of the Award Value in cash.
□ CASH ONLY: 100% of the Award Value in the cash. By checking this box, I represent that I own at least the minimum amount of equity required under the Company’s stock ownership guidelines (without regard to the five-year transition relief).

The undersigned hereby elects as above for the upcoming fiscal year.

By: ______________________________________

Print Name: _______________________________

Date: _____________________________________

Exhibit B

RSU Deferral Election

[Date]

[Director Name]
[Director Address]

Re:     Restricted Stock Unit Award and Deferred Settlement Election
Action Required No Later Than [DATE]

Dear [Director Name]:

As you know, the Trupanion Compensation Program for Non-Employee Directors (the “NED Program”) permits directors to receive either cash or equity in consideration of their service on the board of directors. For calendar year [20__], directors must elect to receive cash or equity no later than December 31 of the prior year. In the event you elect to receive equity in the form of restricted stock units (“RSUs”), you have the opportunity to elect to defer the settlement of your vested [YEAR] RSUs. However, we must receive this election no later than December 31, [YEAR]. The form necessary to make this election is enclosed with this letter.

Deferred Settlement Election

Unless you elect otherwise, shares of our common stock will be issued in settlement of your RSU award on the date that the RSUs vest. You will recognize taxable income on that date in an amount equal to the fair market value of the shares issued to you.

If you wish, you may elect to defer the settlement of all, but not less than all, of your vested RSUs received in [YEAR] until you leave the board. The effect of this election will be to delay both the issuance of our shares and your recognition of taxable income.

We have included a response form with this letter allowing you to elect to defer settlement of your [YEAR] RSUs.

Please forward your election to us no later than [DATE] to ensure timely receipt and processing prior to the end of the year.

By law, you must make your election no later than December 31, [YEAR]. If we do not receive a completed, dated and signed Deferred Settlement Election from you by December 31, [YEAR], the settlement of your RSUs granted during the following year cannot be deferred.

Please do not hesitate to phone me at (___) ___________ or contact me by email at ________ @________.com if you have any questions regarding this matter.

Very truly yours,
________________________________________
Enclosures

TRUPANION, INC.
DEFERRED SETTLEMENT ELECTION FOR
RESTRICTED STOCK UNIT AWARD

TO:         Chief Legal Officer, Trupanion, Inc. (the “Company”)

FROM:     ___________________________________ (the “Participant”)

I hereby elect to defer the settlement date for the award of Restricted Stock Units that I am granted by the Company during the calendar year indicated below, subject to the terms and conditions of the Company’s 2024 Equity Incentive Plan (the “Plan”) and this election.

1.     Calendar Year to which Election applies. My election applies to any award of Restricted Stock Units (the “RSU Award”) granted to me under the Plan during the following calendar year (the “Plan Year”):

Plan Year: Calendar year commencing January 1, [YEAR].

I understand that this election will terminate at the end of the Plan Year, and that I will be required to submit a new election for each subsequent calendar year in which I may be granted an RSU Award for which I wish to elect deferred settlement.

I understand that if I fail to make a valid deferred settlement election, my RSU Award will be settled when and as the units subject to the award vest.
2.     Deferred Settlement Election. I understand that my RSU Award will be settled upon the first to occur of the following events, to the extent that my RSU Award is then vested:

(a)      the 60th day following the date of my death;

(b)     60th day following the date of my “disability” (as such term is defined by regulations under Section 409A of the Internal Revenue Code);

(c)     immediately prior to the effective time of a Change in Control (as defined by the Plan); or

(d)     the 60th day following the date of my “separation from service” (as such term is defined by regulations under Section 409A of the Internal Revenue Code); provided, however, that if I am a “specified employee” (as such term is defined by regulations under Section 409A of the Internal Revenue Code) at the time of my separation from service and such separation precedes a Change in Control, my RSU Award will be settled on the date that is six months and one day after the date of my separation from service (or, if earlier, the date of my death) to the extent that such delayed settlement is required by Section 409A.

3.     Submission of Election. This Deferred Settlement Election must be delivered to the Chief Legal Officer of the Company or his designee no later than the last day of the calendar year immediately preceding the Plan Year.

4.     Irrevocability of Election. This Deferred Settlement Election will become irrevocable as of the commencement of the Plan Year. Notwithstanding anything herein to the contrary, the Company may accelerate payment in its sole discretion to the extent permissible and in accordance with and subject to the requirements of Treasury Regulation Section 1.409A-3(j)(4).

5.     Election Subject to Plan and Applicable Law. This Deferred Settlement Election is in all respects subject to the terms and conditions of the Plan and applicable law. Should any inconsistency exist between this Deferred Settlement Election, the Plan and/or any applicable law, including Section 409A of the Internal Revenue Code, then the provisions of the Plan and applicable law will control, with the provisions of the Plan subordinated to the applicable law.

Dated: __________________________        __________________________________
Participant Signature